EXHIBIT B

                          FORM OF SHAREHOLDER AGREEMENT


         SHAREHOLDER AGREEMENT, dated as of December 15, 1998 (this "Agreement"), by and between DIME BANCORP, INC. (the "Acquiror") and the shareholder of the Company (the "Company") identified as the signatory hereto (the "Shareholder").*

         WHEREAS, the Acquiror is prepared to enter into an agreement and plan of merger with the Company substantially in the form previously provided to Shareholder (the "Merger Agreement") simultaneously with the execution of this Agreement;

         WHEREAS, the Acquiror would not enter into the Merger Agreement unless the Shareholder enters into this Agreement;

         WHEREAS, each Shareholder will benefit directly and substantially from the Merger Agreement.

         NOW, THEREFORE, in consideration of the Acquiror's entry into the Merger Agreement, the Shareholder agrees with the Acquiror as follows:

         1. The Shareholder represents and warrants that (a) he, she or it owns or controls (regardless of in what capacity) the number of shares of the Company set forth on the signature page hereof (the "Owned Shares") free from any lien, encumbrance or restriction whatsoever and with full power to vote the Owned Shares without the consent or approval of any other person and (b) this Agreement constitutes the valid and legally binding obligation of such Shareholder, enforceable in accordance with its terms. For all purposes of this Agreement, Owned Shares shall include any shares of the Company as to which beneficial ownership is acquired after the execution hereof.

         2. The Shareholder irrevocably and unconditionally agrees that he, she or it will (a) vote all of the Owned Shares in favor of the Merger Agreement and the merger provided for therein (the "Merger") at any meeting or meetings of the Company's shareholders called to vote upon the Merger Agreement and the Merger and (b) will not vote such shares (or otherwise provide a proxy or consent with respect thereto) in favor of any other Acquisition Proposal (as defined in the Merger Agreement).

         3. The Shareholder agrees that he, she or it will not (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale,

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*    To be executed by each director and executive officer.


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transfer, pledge, assignment or other disposition of, any of the Owned Shares if the effect thereof is to avoid Shareholder's obligations hereunder and (b) take any action or omit to take any action which would prohibit, prevent or preclude Shareholder from performing its obligations under this Agreement.

         4. The Shareholder agrees to take all reasonable actions and make such reasonable efforts to consummate the Merger and effect the other transactions contemplated by the Merger Agreement; provided that, only insofar as such Shareholder is doing so in his or her capacity of a director or officer of the Company, this Section 4 shall not require Shareholder to take any action that would constitute a failure by Shareholder properly to discharge his or her fiduciary duties under applicable law.

         5. The Shareholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Acquiror shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Shareholder to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Shareholder waives the posting of any bond or security in connection with any proceeding related thereto.

         6. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by each party hereto and delivered to the other party (which delivery may be by facsimile).

         7. The Shareholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby.

         8. This Agreement shall terminate upon the later to occur of (a) the first year anniversary of its execution by Shareholder and (b) the date of termination of the Merger Agreement.




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         IN WITNESS WHEREOF, the Shareholder and the Acquiror have duly executed this Agreement as of the date first above written.


                                            DIME BANCORP, INC.



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            SHAREHOLDER

                                                                             or
                                            --------------------------------

                                            --------------------------------


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            Number of Owned Shares:
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